Exhibit 10.1

MODINE MANUFACTURING COMPANY
2020 INCENTIVE COMPENSATION PLAN

Amended and Restated Effective as of July 21, 2022

I.              INTRODUCTION.

1.01          Purpose.  The Modine Manufacturing Company 2020 Incentive Compensation Plan (the "Plan") is intended to provide incentives that will (a) attract and retain the best available (i) non-employee directors of Modine Manufacturing Company (the “Company”) and (ii) employees of the Company or any Subsidiary that now exists or hereafter is organized or acquired by the Company, (b) provide additional incentive to such persons and (c) promote the success and growth of the Company.  These purposes may be achieved through the grant of options to purchase Common Stock, the grant of Stock Appreciation Rights, the grant of Restricted Stock Awards, the grant of Restricted Stock Units, the grant of Performance Stock Awards, the grant of Unrestricted Common Stock Awards, and the grant of Phantom Stock Awards, as described below.

1.02          Effective Date.  The effective date of the Plan is July 23, 2020 (the “Effective Date”), subject to the approval of the shareholders of the Company at the 2020 Annual Meeting of Shareholders.

II.             DEFINITIONS.

2.01          "Affiliate" or "Associate" shall have the meaning set forth in Rule 12b-2 under the Securities Exchange Act of 1934, as it may be amended from time to time.

2.02           “Award” means an Incentive Stock Option, Non-Qualified Stock Option, Stock Appreciation Right, Restricted Stock Award, unrestricted Common Stock Award, Restricted Stock Unit Award, Performance Stock Award, or Phantom Stock Award, as appropriate.

2.03          “Award Agreement” means the agreement between the Company and the Grantee specifying the terms and conditions as described thereunder.

2.04          “Board” means the Board of Directors of the Company.

2.05          “Cause” shall be deemed to exist if, and only if: (a) Grantee engages in an act of dishonesty constituting a felony that results or is intended to result directly or indirectly in gain or personal enrichment at the expense of the Company; (b) Grantee discloses confidential information of the Company that results in a demonstrable material injury to the Company; or (c) Grantee has engaged in a willful and continued failure to perform substantially the Grantee’s duties on behalf of the Company.

2.06          “Change in Control” shall be deemed to take place on the occurrence of any of the following events: (a) the consummation of (i) a merger or consolidation of the Company with one or more other corporations as a result of which the holders of the outstanding capital stock of the Company entitled to vote in elections of directors  (the “Voting Power”) of the Company immediately prior to such merger or consolidation (other than the surviving or resulting corporation or any Affiliate or Associate thereof) hold less than 50% of the Voting Power of the surviving or resulting corporation, or (ii) a transfer of 30% of the Voting Power, or a majority of the Company's consolidated assets, other than to an entity of which the Company owns at least 50% of the Voting Power; or (b) the date upon which individuals, who as of the Effective Date, constitute the Board (as of such date, the “Incumbent Board”) cease for any reason to constitute at least a majority of such Board; provided however, that any person becoming a director subsequent to the Effective Date whose appointment or nomination for election by the shareholders of the Company was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be, for purposes of this Plan, considered as though such person were a member of the Incumbent Board but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest which was (or, if threatened, would have been) subject to Exchange Act Rule 14a-12(c).

2.07          “Code” means the Internal Revenue Code of 1986, as it may be amended from time to time.

2.08          “Committee” means the committee described in Article IV or the person or persons to whom the committee has delegated its power and responsibilities under Article IV.

2.09          “Common Stock” or “Stock” means the common stock of the Company having a par value of $0.625 per share.

2.10          “Company” means Modine Manufacturing Company, a Wisconsin corporation.

2.11          “Fair Market Value” means, as of any date of determination, (a) the closing sale price of a share of Stock on the New York Stock Exchange (or on such other recognized market or quotation system on which the trading prices of Stock are traded or quoted at the relevant time), or (b) if no such sale shall have been made on that day, on the last preceding day on which there was such a sale. If such Stock is not then listed or quoted as referenced above, Fair Market Value shall be an amount determined in good faith by the Committee.

2.12          “Grant Date” means the date on which an Award is deemed granted, which shall be the date on which the Committee authorizes the Award or such later date as the Committee shall determine in its sole discretion.

2.13          “Grantee” means an individual who has been granted an Award.

2.14          “Incentive Stock Option” or “ISO” means an option that is intended to meet the requirements of Section 422 of the Code and regulations thereunder.

2.15          “Non-Qualified Stock Option” or “NSO” means an option other than an Incentive Stock Option.

2.16          “Option” means an Incentive Stock Option or Non-Qualified Stock Option, as appropriate.

2.17          “Performance Goal” means a performance goal established by the Committee at the time of the grant of an Award that is based on the attainment of goals relating to one or more business criteria measured on an absolute basis or in terms of growth or reduction or relative to a designated comparison group.  The Committee may determine the achievement of any Performance Goals with or without regard to any of the following events that occurs during the performance period applicable to an Award subject to a Performance Goal: (a) asset write-downs; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; (d) any reorganization and restructuring programs; (e) the effect of events that are unusual in nature or infrequently occurring; (f) acquisitions or divestitures; and (g) foreign exchange gains and losses, each as set forth by the Committee at the time of the grant and as specified in the Award Agreement.  The Committee shall retain the discretion to adjust Awards that are subject to a Performance Goal downward, either on a formula or discretionary basis or any combination, as the Committee determines.

2.18          “Performance Stock Award” means an Award under Article IX of the Plan, that is conditioned upon the satisfaction of one or more pre-established Performance Goals.

2.19          “Phantom Stock Award” means the right to receive in cash the Fair Market Value of a share of Common Stock under Article X of the Plan.

2.20          “Plan” means the Modine Manufacturing Company 2020 Incentive Compensation Plan as set forth herein, as it may be amended from time to time.

2.21          “Restricted Stock Award” means a restricted stock award under Article VII of the Plan.

2.22          “Restricted Stock Unit Award” means a restricted stock unit award under Article VIII of the Plan.

2.23          “Stock Appreciation Right” or “SAR” means the right to receive cash or shares of Common Stock based upon the excess of the Fair Market Value of one share of Common Stock on the date the SAR is exercised over the grant price (which shall be not less than the Fair Market Value of a share of Common Stock on the Grant Date), as further described in Article VI of the Plan.

2.24          “Subsidiary” means any corporation in which the Company or another entity qualifying as a Subsidiary within this definition owns 50% or more of the total combined voting power of all classes of stock, or any other entity (including, but not limited to, partnerships and joint ventures) in which the Company or another entity qualifying as a Subsidiary within this definition owns 50% or more of the combined equity thereof.

2.25          “Unrestricted Common Stock Award” means an award of Common Stock made without vesting restrictions in accordance with Section 7.05, below.

III.          SHARES SUBJECT TO AWARD.

3.01          Share Limit.  Subject to adjustment as provided in Section 3.02 below, the number of shares of Common Stock of the Company that may be issued under the Plan shall not exceed Four Million Four Hundred Thirty-Seven Thousand Five Hundred (4,437,500) shares (the "Share Limit").  Shares issued under the Plan may come from authorized but unissued shares, from treasury shares held by the Company, from shares purchased by the Company or an independent agent in the open market for such purpose, or from any combination of the foregoing.  The Share Limit shall be subject to the following rules and adjustments:

(a)	Any shares of Common Stock subject to an Award shall be counted against the Share Limit as one (1) share for every one share subject thereto.

(b)
With respect to SARs, when a stock-settled SAR is exercised, the shares subject to an SAR grant agreement shall be counted against the shares available for issuance as one (1) share for every share subject thereto, regardless of the number of shares used to settle the SAR upon exercise.

(c)
If any Award granted under this Plan is canceled, terminates, expires, or lapses for any reason, any shares subject to such Award again shall be available for the grant of an Award under this Plan.  Any Awards or portions thereof that are settled in cash and not in shares of Common Stock shall not be counted against the foregoing Share Limit.  The number of Shares from an Award that are used to satisfy tax withholding shall be counted against the foregoing Share Limit.

(d)
For purposes of determining the number of Shares available under this Plan, Shares withheld to satisfy taxes or used to fund the exercise price in connection with the exercise of an Option or SAR, either directly or by attestation, shall be treated as issued hereunder, and if an Option is exercised using the net exercise method, the gross number of Shares for which the Option is exercised shall be treated as issued for purposes of counting the Shares available for issuance under this Plan, not just the net Shares issued to the Participant after reduction for the exercise price and required withholding tax.  For the avoidance of doubt, any Shares repurchased on the open market by the Company using proceeds from Option exercises shall be treated as issued hereunder for purposes of determining the number of Shares available under this Plan.

(e)	The maximum number of shares underlying Awards that may be granted as Incentive Stock Options under this Plan, in the aggregate, is equal to the Share Limit.

(f)
In no event shall the aggregate grant date fair value (as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, “Stock Compensation” or any successor provision) of the Awards granted to an individual non-employee director of the Company in any fiscal year exceed more than Three Hundred Thousand and 00/100 Dollars ($300,000.00).

3.02          Changes in Common Stock.  If any stock dividend is declared upon the Common Stock, or if there is any stock split, stock distribution, or other recapitalization of the Company with respect to the Common Stock, resulting in a split or combination or exchange of shares, the Committee shall make or provide for such adjustment in the number of and class of shares that may be delivered under the Plan, and in the number and class of and/or price of shares subject to outstanding Awards as it may, in its discretion, deem to be equitable.

IV.          ADMINISTRATION.

4.01          Administration by the Committee.  For purposes of the power to grant Awards to non-employee directors, the Committee shall consist of the entire Board; provided, however, that discretionary Awards to non-employee directors will be administered by the entire Board but without the participation of any members who at the time are not independent under the rules of the New York Stock Exchange. For other Plan purposes, the Plan shall be administered by a committee designated by the Board to administer the Plan and shall be the Human Capital and Compensation Committee of the Board.  The Committee shall be constituted to permit the Plan to comply with the provisions of Rule 16b-3 under the Securities Exchange Act of 1934, as amended or any successor rule.  A majority of the members of the Committee shall constitute a quorum.  The approval of such a quorum, expressed by a vote at a meeting held either in person or by conference telephone call, or the unanimous consent of all members in writing without a meeting, shall constitute the action of the Committee and shall be valid and effective for all purposes of the Plan.

4.02          Committee Powers.  The Committee is empowered to adopt such rules, regulations and procedures and take such other action as it shall deem necessary or proper for the administration of the Plan.  The Committee shall also have authority to interpret the Plan, and the decision of the Committee on any questions concerning the interpretation of the Plan shall be final and conclusive.  The Committee may consult with counsel, who may be counsel for the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.  Subject to the provisions of the Plan, the Committee shall have full and final authority to:

(a)	designate the persons to whom Awards shall be granted;

(b)	grant Awards in such form and amount as the Committee shall determine;

(c)	impose such limitations, restrictions and conditions upon any such Award as the Committee shall deem appropriate;

(d)	waive in whole or in part any limitations, restrictions or conditions imposed upon any such Award as the Committee shall deem appropriate; and

(e)	modify, extend or renew any Award previously granted, provided that this provision shall not provide authority to reprice Awards to a lower exercise price.

4.03          No Repricing.  Repricing of Options or SARs shall not be permitted without shareholder approval. For this purpose, a "repricing" means any of the following (or any other action that has the same effect as any of the following): (A) changing the terms of an Option or SAR to lower its purchase or grant price; (B) any other action that is treated as a "repricing" under generally accepted accounting principles; and (C) repurchasing for cash or canceling an Option or SAR at a time when its purchase or grant price is greater than the Fair Market Value of the underlying stock in exchange for another Award (including an Option or SAR), unless the cancellation and exchange occurs in connection with an event set forth in Section 3.02. Such cancellation and exchange would be considered a "repricing" regardless of whether it is treated as a "repricing" under generally accepted accounting principles and regardless of whether it is voluntary on the part of the Grantee.

4.04          Delegation by Committee. The Committee may delegate all or any part of its responsibilities and powers to any executive officer or officers of the Company selected by it.  Any such delegation may be revoked by the Board or by the Committee at any time.

V.          STOCK OPTIONS.

5.01          Granting of Stock Options.  Options may be granted to non-employee directors of the Company and to officers and key employees of the Company and any of its Subsidiaries.  In selecting the individuals to whom Options shall be granted, as well as in determining the number of Options granted, the Committee shall take into consideration such factors as it deems relevant pursuant to accomplishing the purposes of the Plan.  A Grantee may, if he or she is otherwise eligible, be granted an additional Option or Options if the Committee shall so determine.  Option grants under the Plan shall be evidenced by an Award Agreement in such form and containing such provisions as are consistent with the Plan as the Committee shall from time to time approve.

5.02          Type of Option.  At the time each Option is granted, the Committee shall designate the Option as an Incentive Stock Option or a Non-Qualified Stock Option. Any Option designated as an Incentive Stock Option shall comply with the requirements of Section 422 of the Code, including the requirement that incentive stock options may only be granted to individuals who are employed by the Company, a parent or a Subsidiary corporation of the Company.  If required by applicable tax rules regarding a particular grant, to the extent that the aggregate Fair Market Value (determined as of the date an Incentive Stock Option is granted) of the shares with respect to which an Incentive Stock Option grant under this Plan (when aggregated, if appropriate, with shares subject to other Incentive Stock Option grants made before said grant under this Plan or another plan maintained by the Company or any ISO Group member (as defined in Section 422 of the Code)) is exercisable for the first time by an optionee during any calendar year exceeds $100,000 (or such other limit as is prescribed by the Code), such option grant shall be treated as a grant of Non-Qualified Stock Options pursuant to Code Section 422(d).

5.03          Option Terms.  Each option grant Award Agreement shall specify the number of Incentive Stock Options and/or Non-Qualified Stock Options being granted; one option shall be deemed granted for each share of Common Stock.  In addition, each option grant Award Agreement shall specify the exercisability and/or vesting schedule of such options, if any.  Except as otherwise provided by the Committee, the Option shall vest over a four-year period, with 25% of the Option vesting on each annual anniversary after the Grant Date.  No Option shall be exercisable in whole or in part more than ten years from the Grant Date.

5.04          Purchase Price.  The purchase price for a share subject to an Option shall not be less than 100% of the Fair Market Value of the share on the date the Option is granted, provided, however, the purchase price of an Incentive Stock Option shall not be less than 110% of the Fair Market Value of such share on the date the Option is granted if the Grantee then owns (after the application of the family and other attribution rules of Section 424(d) or any successor rule of the Code) more than 10% of the total combined voting power of all classes of stock of the Company. The purchase price of the Common Stock covered by each Option shall be subject to adjustment as provided in Articles III and XI hereof.

5.05          Method of Exercise.  An Option that has become exercisable may be exercised from time to time by written notice to the Company stating the number of shares being purchased and accompanied by the payment in full of the purchase price for such shares.  The purchase price may be paid by any of the following methods: (a) by cash, (b) to the extent permitted under the particular grant Award Agreement, by transferring to the Company shares of stock of the Company at their Fair Market Value as of the date of exercise of the Option ("Delivered Stock"), (c) a combination of cash and Delivered Stock, or (d) such other forms or means which the Committee shall determine in its discretion and in such manner as is consistent with the Plan's purpose and applicable law.  Notwithstanding the foregoing, the Company may arrange for or cooperate in permitting broker-assisted cashless exercise procedures.

5.06          Shareholder Rights.  A Grantee shall not, by reason of any Options granted hereunder, have any rights of a shareholder of the Company with respect to the shares covered by Options until shares of Stock have been issued.  No dividends or dividend equivalents shall be paid with respect to Options.

VI.          STOCK APPRECIATION RIGHTS.

6.01          Granting of SARs.  The Committee may, in its discretion, grant SARs to non-employee directors of the Company and to officers and key employees of the Company and any of its Subsidiaries.  SARs may be granted with respect to Options granted concurrently (tandem SARs) or on a standalone basis (standalone SARs).

6.02          SAR Terms.  Each SAR grant shall be evidenced by an Award Agreement that shall specify the number of SARs granted, the grant price (which shall be not less than the Fair Market Value of a share of Common Stock on the Grant Date), the term of the SAR, and such other provisions as the Committee shall determine.   Except as otherwise provided by the Committee, the SAR shall vest over a four-year period, with 25% of the SAR vesting on each annual anniversary after the Grant Date.  No SAR shall be exercisable in whole or in part more than ten years from the Grant Date.

6.03          Method of Exercise.  An SAR that has become exercisable may be exercised by written notice to the Company stating the number of SARs being exercised.

6.04          Payment upon Exercise.  Upon the exercise of SARs, the Grantee shall be entitled to receive an amount determined by multiplying (a) the difference obtained by subtracting the grant price from the Fair Market Value of a share of Common Stock on the date of exercise, by (b) the number of SARs exercised.  At the discretion of the Committee, the payment upon the exercise of the SARs may be in cash, in shares of Common Stock of equivalent value (valued at the Fair Market Value of the Common Stock on the date of exercise), or in some combination thereof.  The aggregate number of available shares under Section 3.01 shall not be affected by any cash payments, but for the avoidance of doubt, SARs shall be counted against the individual annual limitation on Awards granted in Section 3.01.

6.05          Shareholder Rights.  A Grantee shall not, by reason of any SARs granted hereunder, have any rights of a shareholder of the Company with respect to the shares covered by SARs until shares of Stock have been issued.  No dividends or dividend equivalents shall be paid with respect to SARs.

VII.          RESTRICTED STOCK AWARDS AND UNRESTRICTED COMMON STOCK AWARDS.

7.01          Administration.  Shares of Restricted Stock may be issued either alone or in addition to other Awards granted under the Plan.  The Committee shall determine the eligible persons to whom and the time or times at which grants of Restricted Stock will be made, the number of shares of restricted Common Stock to be awarded, the time or times within which such Awards may be subject to forfeiture and any other terms and conditions of the Awards.  The Committee may condition the grant of Restricted Stock upon the attainment of Performance Goals.  The Committee may also condition the grant of Restricted Stock upon such other conditions, restrictions and contingencies as the Committee may determine.  The provisions of Restricted Stock Awards need not be the same with respect to each recipient.

7.02          Registration.  Any Restricted Stock Award granted hereunder may be evidenced in such manner as the Committee may deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of shares of Restricted Stock, such certificate shall be registered in the name of the Grantee and shall bear an appropriate legend (as determined by the Committee) referring to the terms, conditions and restrictions applicable to such Restricted Stock. In the event such Restricted Stock is issued in book-entry form, the depository and the Company’s transfer agent shall be provided with notice referring to the terms, conditions and restrictions applicable to such Restricted Stock, together with such stop-transfer instructions as the Committee deems appropriate.

7.03          Terms and Conditions.  Restricted Stock Awards shall be subject to the following terms and conditions:

(a)	Until the applicable restrictions lapse or the conditions are satisfied, the Grantee shall not be permitted to sell, assign, transfer, pledge or otherwise encumber the Restricted Stock Award.

(b)
Except to the extent otherwise provided in the applicable Award Agreement and in (c) below, the portion of the Award still subject to restriction shall be forfeited by the Grantee upon termination of a Grantee’s service for any reason.  Except as otherwise provided by the Committee, the Restricted Stock shall vest over a four-year period, with 25% of the Restricted Stock Award vesting on each annual anniversary after the Grant Date of the Award.

(c)
In the event of hardship, retirement or other special circumstances of a Grantee whose employment is terminated (other than for Cause), the Committee may waive in whole or in part any or all remaining restrictions with respect to such Grantee’s shares of Restricted Stock.

(d)
If and when the applicable restrictions lapse, with respect to any Shares registered in book-entry form, the Company’s transfer agent shall be provided with notice regarding the lapse of the restriction, and if a stock certificate was issued with respect to the shares of Restricted Stock, unlegended certificates for such shares shall be delivered to the Grantee.

(e)	Each Award shall be confirmed by, and be subject to the terms of, an Award Agreement identifying the restrictions applicable to the Award.

7.04          Rights as Shareholder.  A Grantee receiving a Restricted Stock Award shall have the rights of a shareholder of the Company with respect to the right to vote the shares.  All dividends payable with respect to a Restricted Stock Award shall be subject to vesting on the same terms of such Restricted Stock Award and will vest and be paid to a Grantee, only if, when, and to the extent that, such Restricted Stock Award vests. Unless otherwise determined by the Committee, cash dividends shall be paid in cash and dividends payable in stock shall be paid in the form of additional Restricted Stock.

7.05          Unrestricted Common Stock Awards.  The Committee or the Board may grant Unrestricted Common Stock Awards to non-employee directors of the Company.  Except as otherwise provided at the time of grant, shares of Common Stock subject to an Unrestricted Common Stock Award shall not be subject to the terms and conditions set forth in Section 7.03 above.

VIII.          RESTRICTED STOCK UNIT AWARDS.

8.01          Administration.  Restricted Stock Unit Awards entitle a Grantee to receive either one share of Common Stock or an amount in cash equal to the Fair Market Value of one share of Common Stock on the date of settlement for each Restricted Stock Unit if the vesting conditions are satisfied.  The Committee shall determine the Grantees to whom and the time or times at which Restricted Stock Unit Awards will be made, the number of Restricted Stock Units to be awarded, the time or times within which such Awards may be subject to forfeiture and any other terms and conditions of the Awards.  The provisions of Restricted Stock Unit Awards need not be the same with respect to each recipient.

8.02          Terms and Conditions.  Restricted Stock Unit Awards shall be subject to the following terms and conditions:

(a)
A Grantee shall be entitled to receive from the Company one share of Common Stock for each Restricted Stock Unit.  At the discretion of the Committee, if so determined at the time of grant, the Company shall be entitled to settle its obligation to deliver shares of Common Stock in cash (valued at the Fair Market Value of the Common Stock on the required date of issuance).

(b)
Except as otherwise provided by the Committee at the time of grant, shares of Common Stock payable with respect to Restricted Stock Units shall be issued to a Grantee on the date the vesting conditions applicable to a Restricted Stock Unit Award are satisfied; provided however, that if any Award of Restricted Stock Units to a Grantee who is subject to U.S. federal income tax is nonqualified deferred compensation for purposes of Section 409A of the Code, shares of Common Stock shall only be distributed to the grantee at such times as would not cause the grantee to become subject to penalties under Section 409A of the Code.

(c)	A Grantee shall not be permitted to sell, assign, transfer, pledge or otherwise encumber a Restricted Stock Unit Award.

(d)
Following vesting, the issuance of shares of Common Stock in settlement of a Restricted Stock Unit may be evidenced in such manner as the Committee may deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates.

(e)
Except to the extent otherwise provided in the applicable Award Agreement and in (f) below, the portion of the Award still subject to vesting shall be forfeited by the Grantee upon termination of a Grantee’s service for any reason. Except as otherwise provided by the Committee, a Restricted Stock Unit Award shall vest over a four-year period, with 25% of the Restricted Stock Unit Award vesting on each annual anniversary after the Grant Date of the Award.

(f)
In the event of hardship, retirement or other special circumstances of a Grantee whose employment is terminated (other than for Cause), the Committee may accelerate in whole or in part any unvested Restricted Stock Units held by the Grantee.

(g)	Each Award shall be confirmed by, and be subject to the terms of, an Award Agreement identifying the restrictions applicable to the Award, if any.

8.03          Rights as Shareholder.   A Grantee receiving a Restricted Stock Unit Award shall not be deemed the holder of any shares covered by the Award, or have any rights as a shareholder with respect thereto, until such shares are issued to him/her at the time set forth in the Applicable Award Agreement.   Notwithstanding the foregoing, the Committee shall have the right, but not the obligation, to grant Restricted Stock Unit Awards which pay dividend equivalents to the Grantee in the form of cash payments or additional Restricted Stock Units, as specified in the applicable Award Agreement; provided, however, all dividend equivalents payable with respect to a Restricted Stock Unit Award shall be subject to vesting on the same terms of the such Restricted Stock Unit Award and will vest and be paid to a Grantee, only if and when, and to the extent that, such Restricted Stock Unit Award vests and is settled.

IX.          PERFORMANCE STOCK AWARDS.

9.01          Administration.  Performance Stock Awards entitle a Grantee to receive shares of Common Stock if predetermined conditions are satisfied or an amount in cash equal to the Fair Market Value of the shares of Common Stock on the date of settlement.  The Committee shall determine the eligible employees to whom and the time or times at which Performance Stock Awards will be made, the number of shares to be awarded, the time or times within which such Awards may be subject to forfeiture and any other terms and conditions of the Awards.  The Committee may condition the Performance Stock Award upon the attainment of Performance Goals and also upon such other conditions, restrictions and contingencies as the Committee may determine.  The provisions of Performance Stock Awards need not be the same with respect to each recipient.

9.02          Terms and Conditions.  Performance Stock Awards shall be subject to the following terms and conditions:

(a)
A Grantee shall be entitled to receive from the Company shares of Common Stock as stated in the Award Agreement.  At the discretion of the Committee, if so determined at the time of grant, the Company shall be entitled to settle its obligation to deliver shares of Common Stock in cash (valued at the Fair Market Value of the Common Stock on the required date of issuance).

(b)	Until the applicable restrictions lapse or the conditions are satisfied, the Grantee shall not be permitted to sell, assign, transfer, pledge or otherwise encumber the Performance Stock Award.

(c)
Except to the extent otherwise provided in the applicable Award Agreement and in (f) below, the portion of the Award still subject to restriction shall be forfeited by the Grantee upon termination of a Grantee’s service for any reason.

(d)
If and when the applicable restrictions lapse, the issuance of shares of Common Stock in settlement of a Performance Stock Award may be evidenced in such manner as the Committee may deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates.

(e)	The minimum performance period applicable to a Performance Goal will be one year.

(f)	Each Award shall be confirmed by, and be subject to the terms of, an Award Agreement identifying the restrictions applicable to the Award, if any.

(g)
In the event of hardship, retirement or other special circumstances of a Grantee whose employment is terminated (other than for Cause), the Committee may allow a Grantee to continue to vest in a Performance Stock Award during the performance period.

9.03          Rights as Shareholder.  A Grantee receiving a Performance Stock Award shall not be deemed the holder of any shares covered by the Award, or have any rights as a shareholder with respect thereto, until such shares are issued to him/her following the lapse of the applicable restrictions, if any.  No dividends or dividend equivalents shall be paid with respect to Performance Stock Awards prior to the time such shares are issued.

X.          PHANTOM STOCK AWARDS.

10.01          Administration.  Phantom Stock Awards entitle a Grantee to receive cash payments based upon the Fair Market Value of shares of Common Stock if predetermined conditions are satisfied.  The Committee shall determine the eligible employees to whom and the time or times at which Phantom Stock Awards will be made, the number of shares to be covered by the Award, the time or times within which such Awards may be subject to forfeiture and any other terms and conditions of the Awards.  The Committee may condition the grant of a Phantom Stock Award upon the attainment of Performance Goals and also upon such other conditions, restrictions and contingencies as the Committee may determine.  The provisions of Phantom Stock Awards need not be the same with respect to each recipient.

10.02          Terms and Conditions.  Phantom Stock Awards shall be subject to the following terms and conditions:

(a)	Until the applicable restrictions lapse or the conditions are satisfied, the Grantee shall not be permitted to sell, assign, transfer, pledge or otherwise encumber the Phantom Stock Award.

(b)
Except to the extent otherwise provided in the applicable Award Agreement, the portion of the Award still subject to restriction shall be forfeited by the Grantee upon termination of a Grantee’s service for any reason.

(c)
If and when the applicable restrictions lapse, the Company shall pay to Grantee an amount equal to the Fair Market Value of a share of Common Stock at the time of settlement multiplied by the number of shares covered by the Award for which the restrictions have then lapsed.

(d)	Each Award shall be confirmed by, and be subject to the terms of, an Award Agreement identifying the restrictions applicable to the Award.

(e)	The aggregate number of available shares in Section 3.01 shall not be affected by any cash payments in respect of Phantom Stock Awards.

10.03          Rights as Shareholder.  A Grantee receiving a Phantom Stock Award shall not be deemed the holder of any shares covered by the Award, or have any rights as a shareholder with respect thereto.  The Committee shall have the right, but not the obligation, to grant Phantom Stock Awards which pay dividend equivalents to the Grantee in the form of cash payments or additional Phantom Stock, as specified in the applicable Award Agreement; provided, however, all dividend equivalents payable with respect to a Phantom Stock Award shall be subject to vesting on the same terms of the such Phantom Stock Award and will vest and be paid to a Grantee, only if and when, and to the extent that, such Phantom Stock Award vests and is settled.

XI.          EFFECT OF CORPORATE TRANSACTIONS.

11.01          Merger, Consolidation or Reorganization.  In the event of a merger, consolidation or reorganization with another corporation in which the Company is not the surviving corporation, or a merger, consolidation or reorganization involving the Company in which the Common Stock ceases to be publicly traded, the Committee shall, subject to the approval of the Board, or the board of directors of any corporation assuming the obligations of the Company hereunder, take action regarding each outstanding and unexercised Award pursuant to either clause (a) or (b) below:

(a)
Appropriate provision may be made for the protection of such Award by the substitution on an equitable basis of appropriate shares of the surviving or related corporation, provided that the excess of the aggregate Fair Market Value of the shares subject to such Award immediately before such substitution over the exercise price thereof, if any, is not more than the excess of the aggregate fair market value of the substituted shares made subject to Award immediately after such substitution over the exercise price thereof, if any; or

(b)
The Committee may cancel such Award.  In the event any Option or SAR is canceled, the Company, or the corporation assuming the obligations of the Company hereunder, shall pay the Grantee an amount of cash (less normal withholding taxes) equal to the excess of (i) the value, as determined by the Committee, of the property (including cash) received by the holder of a share of Company Stock as a result of such event over (ii) the exercise price of such option or the grant price of the SAR, multiplied by the number of shares subject to such Award (including any unvested portion).  In the event any other Award is canceled, the Company, or the corporation assuming the obligations of the Company hereunder, shall pay the Grantee an amount of cash or stock, as determined by the Committee, based upon the value, as determined by the Committee, of the property (including cash) received by the holder of a share of Company Stock as a result of such event (including payment for any unvested portion).  No payment shall be made to a Grantee for any Option or SAR if the purchase or grant price for such Option or SAR exceeds the value, as determined by the Committee, of the property (including cash) received by the holder of a share of Company Stock as a result of such event.  Unless the particular Award Agreement provides otherwise, determination of any payment under this Section 12.01(b) for an Award that is subject to a Performance Goal shall be based upon achievement at the target level of performance.

11.02          Change in Control.  Notwithstanding any provision in this Plan to the contrary, unless the particular Award Agreement provides otherwise or except where a Grantee’s entitlement to an Award is subject to a Performance Goal, upon a Grantee’s involuntary termination of employment or service without Cause within one year following a Change in Control, all Awards (including those that are assumed or were substituted or converted in accordance with Section 11.01(a)) will become fully vested, and, for Options and SARs, immediately exercisable.  In the case of an Award under which a Grantee’s entitlement to the Award is subject to the achievement of a Performance Goal, unless the particular Award Agreement provides otherwise, upon the occurrence of a Change in Control, the Grantee shall be deemed to have satisfied the Performance Goal at the target level of performance and such Award shall continue to vest based on the time-based service vesting criteria, if any, to which the Award is subject.  For Awards described in the preceding sentence that are assumed or maintained by the acquiring or surviving company following a Change in Control, unless the particular Award Agreement provides otherwise, upon a Grantee’s involuntary termination of employment or service without Cause within one year following a Change in Control, the time-based service vesting criteria shall be deemed satisfied at the time of such termination.

XII.          MISCELLANEOUS.

12.01          Withholding.  The Company shall have the power and the right to deduct or withhold, or require a Grantee to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes (including the Grantee’s FICA obligation) required by law to be withheld with respect to any taxable event arising as a result of this Plan.  With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock or the payment of Restricted Stock Units or Performance Stock, Grantees may elect to satisfy the withholding requirement, in whole or in part, by having the Company withhold shares having a Fair Market Value on the date the tax is to be determined equal to an amount not exceeding the maximum statutory total tax that could be imposed on the transaction.

12.02          No Employment or Retention Agreement Intended.  Neither the establishment of, nor the awarding of Awards under this Plan shall be construed to create a contract of employment or service between any Grantee and the Company or its Subsidiaries; it does not give any Grantee the right to continued service in any capacity with the Company or its Subsidiaries or limit in any way the right of the Company or its Subsidiaries to discharge any Grantee at any time and without notice, with or without Cause, or to any benefits not specifically provided by this Plan, or in any manner modify the Company’s right to establish, modify, amend or terminate any profit sharing or retirement plans.

12.03          Non-transferability of Awards.  Any Award granted hereunder shall, by its terms, be non-transferable by a Grantee other than by will or the laws of descent and shall be exercisable during the Grantee’s lifetime solely by the Grantee or the Grantee’s duly appointed guardian or personal representative.  Notwithstanding the foregoing, the Committee may permit a Grantee to transfer a Non-Qualified Stock Option or SAR to a family member or a trust or partnership for the benefit of a family member, in accordance with rules established by the Committee.

12.04          Forfeiture of Awards or Amounts Paid Under the Plan.  The Company shall have the power and the right to require any Grantee to forfeit and return to the Company any Award made to the Grantee or proceeds realized thereon pursuant to this Plan consistent with any recoupment policy maintained by the Company under applicable law, as such policy is amended from time to time.

12.05          Securities Laws.  No shares of Common Stock will be issued or transferred pursuant to an Award unless and until all then-applicable requirements imposed by Federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any exchanges upon which the shares of Common Stock may be listed, have been fully met. As a condition precedent to the issuance of shares pursuant to the grant or exercise of an Award, the Company may require the Grantee to take any reasonable action to meet such requirements. The Committee may impose such conditions on any shares of Common Stock issuable under the Plan as it may deem advisable, including, without limitation, restrictions under the Securities Act of 1933, as amended, under the requirements of any exchange upon which such shares of the same class are then listed, and under any blue sky or other securities laws applicable to such shares. The Committee may also require the Grantee to represent and warrant at the time of issuance or transfer that the shares of Common Stock are being acquired only for investment purposes and without any current intention to sell or distribute such shares.

12.06          Dissolution or Liquidation.  Upon the dissolution or liquidation of the Company, any outstanding Awards previously granted under this Plan shall be deemed canceled.

12.07          Controlling Law.  The law of the State of Wisconsin, except its law with respect to choice of law, shall be controlling in all matters relating to the Plan.

12.08          Termination and Amendment of the Plan.  The Plan will expire ten (10) years after the Effective Date, solely with respect to the granting of Incentive Stock Options or such later date as may be permitted by the Code for Incentive Stock Options.  The Board may from time to time amend, modify, suspend or terminate the Plan; provided, however, that no such action shall (a) impair without the Grantee’s consent any Award previously granted under the Plan or (b) be made without shareholder approval where such approval would be required as a condition of compliance with the Code or other applicable laws or regulatory requirements.  Absent shareholder approval, neither the Committee nor the Board shall have any authority, with or without the consent of a Grantee, to reduce the exercise price of outstanding Options or SARs or cancel outstanding Options or SARs in exchange for another Award including an Option or SAR with an exercise price that is less than the exercise price of the original Options or SARs, except in the event of a corporate event involving the Company, as authorized under Section 3.02 or 11.01 of the Plan.

12.09          Minimum Vesting Limitations. Notwithstanding any other provision of the Plan to the contrary, Awards made under the Plan to employees of the Company or its Subsidiaries on or after July 21, 2022  (the “Amendment Date”) shall vest no earlier than the first anniversary of such Award’s date of grant; provided, however, that, notwithstanding the foregoing, Awards that result in the issuance of an aggregate of up to 5% of the shares of Common Stock available for grant under this Plan) may be granted to employees of the Company or its Subsidiaries without respect to such minimum vesting provisions. Notwithstanding the foregoing, nothing in this Section 12.09 shall preclude or limit any Award or other arrangement (or any action by the Committee) from providing for accelerated vesting of such Award in connection with or following a Grantee’s death, disability, retirement or in connection with or following a Change in Control.